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No. WB______                                           VOID AFTER April 30, 2001

                                    WARRANTS

        CLASS B WARRANT CERTIFICATE TO PURCHASE ONE SHARE OF COMMON STOCK

                               ISONICS CORPORATION

CUSIP # 464895-13-5

THIS CERTIFIES THAT, FOR VALUE RECEIVED ___________________________ or its registered assigns (the "Registered Holder") is the owner of the number of Class B Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined):

         one fully paid and nonassessable share of Common Stock of Isonics Corporation, a California corporation (the "Company"), and one Class C Redeemable Common Stock Purchase Warrant,

at any time commencing on the date hereof, and the earlier to occur of the Expiration Date (as hereinafter defined) and the Redemption Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.80 per share, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated June 1, 2000, as amended, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the

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balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on April 30, 2001. If each such date shall in the State of New York be a holiday or a day on which banks located in the State of New York are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is neither a holiday nor a day on which such banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, following the date hereof and while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant; provided however, that (i) if at the time of exercise of any of the Warrants, the Company does not have in place an effective registration statement or is otherwise, in the good faith determination of the Board of Directors of the Company, precluded by applicable laws from issuing the shares of Common Stock issuable upon such exercise, the Company may, in lieu of issuance of those shares, elect to redeem the Warrants duly surrendered for exercise for a price per Warrant equal to the difference between the Market Price (as defined below) of a share of Common Stock on the date of such submission and the Exercise Price, and in the event of such redemption, the Company will pay to the Registered Holder the above-described Redemption Price in cash within ten (10) business days after receipt of notice from the Warrant Agent that such Warrants have been submitted for exercise; and (ii) if the Market Price of the Common Stock is less than the Exercise Price, then the Company need not take such actions to file a registration statement (or a post-effective amendment to a registration statement) with respect to the issuance of Common Stock upon exercise of the Warrants until such time as the Company has been subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, for a period of at least twelve calendar months immediately preceding the filing of the registration statement. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         The term "Market Price" shall mean: (i) if the Common Stock is listed, or admitted to unlisted trading privileges on a national securities exchange, or is traded on the Nasdaq National Market or Nasdaq, the last reported closing sale price on the five trading days prior to the date of the event to which such Market Price relates, or, if no such reported closing sale takes place on such date, then the average of the last reported closing sales prices for the last five trading days before such date, in each case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to unlisted trading privileges or by the Nasdaq National Market or Nasdaq, or (ii) if the Common Stock is not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market

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or Nasdaq, but is traded in the over-the-counter market, then the average of the closing sale prices (or if closing sale prices are not reported, the average of the last reported bid and asked prices) of the Common Stock reported by the National Quotation Bureau, Inc. or similar bureau if the National Quotation Bureau, Inc. is no longer reporting such information on the date of the event to which such Market Price relates, and if no such prices are reported on such date, then the average of the last so reported bid and asked prices on the last five trading days on which such prices are reported immediately preceding such date; or (iii) if the Common Stock is neither listed, nor admitted to unlisted trading privileges on a national securities exchange, nor traded on the Nasdaq National Market or Nasdaq, nor traded in the over-the-counter market, then the fair market value of the Common Stock, not less than the book value thereof, as of the date of the event to which such Market Price relates, as determined in good faith (using customary valuation methods) by the Board of Directors of the Company, which determination shall be evidenced by a resolution of the Board of Directors and based on the best information available to it.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and the Company's right so to treat the Registered Holder shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of laws or choice of law principles.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

[SEAL]                        ISONICS CORPORATION


By:                                         By:
   ----------------------------                ---------------------------
Brantley J. Halstead, Secretary             James E. Alexander, President

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY as Warrant Agent


By:
   ---------------------
  Authorized Officer

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SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS

The undersigned Registered Holder hereby irrevocably elects to exercise ________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER):


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--------------------------------------

--------------------------------------
(please print or type name and address)

and be delivered to


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--------------------------------------

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(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:---------------------         ----------------------------------------
                                    (PLEASE SIGN NAME AS IT APPEARS ON THE
                                    FRONT OF THE CERTIFICATE)

ASSIGNMENT
TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

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--------------------------------------

--------------------------------------
(please print or type name and address)

________________________________________________________________ of the Warrants
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

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Dated: --------------------         --------------------------------------
                                    (PLEASE SIGN NAME AS IT APPEARS ON THE
                                    FRONT OF THE CERTIFICATE)


---------------------------
Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17ad-15.

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